Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Investment Quality Municipal Fund, Inc.
811-06091


An annual meeting and a special meeting of shareholders was held in the offices of Nuveen Investments on August
15, 2014 for the above-referenced fund; at these meetings the shareholders were asked to vote to approve an agreement and plan of merger, to approve a new investment management agreement and to approve a new sub-advisory agreement as well as electing Directors. The meeting was subsequently adjourned to September 15, 2014.


The results of the shareholder votes are as follows:

<c> Common and Preferred shares voting
 together as a class
<c>  Preferred
Shares
To approve an Agreement and Plan of
merger



   For
   19,096,141
            1,968
   Against
        776,008
                  -
   Abstain
        953,659
                  -
   Broker Non-Votes
                  -
                  -
      Total
   20,825,808
            1,968



To approve a new investment
management agreement



   For
   19,100,029
                  -
   Against
        750,883
                  -
   Abstain
        974,896
                  -
   Broker Non-Votes
                  -
                  -
      Total
   20,825,808
                  -



To approve a new sub-advisory
agreement



   For
   19,061,806
                  -
   Against
        799,366
                  -
   Abstain
        964,636
                  -
   Broker Non-Votes
                  -
                  -
      Total
   20,825,808
                  -




Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-247423, on
June 24, 2014.